EXHIBIT 10.134


                                LIMITED GUARANTEE

     GUARANTEE (this "Guarantee") made as of the 3rd day of June, 2008 by GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, having an office at 180 E. Broad Street, 21st Floor, Columbus, Ohio 43215 ("Guarantor"), in favor of EUROHYPO AG, NEW YORK BRANCH, having its principal office at 1114 Avenue of the Americas, New York, New York 10036, as Administrative Agent for the lenders referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

     WHEREAS, PUENTE HILLS MALL, LLC, a Delaware limited liability company (the "Borrower"), certain lenders (collectively, the "Lenders") and the Administrative Agent are parties to a Loan Agreement dated as of the date hereof (said Loan Agreement, as modified, amended, supplemented and in effect from time to time, being herein called the "Loan Agreement"; and, except as otherwise herein expressly provided, all terms defined in the Loan Agreement are being used herein as defined therein), which Loan Agreement provides, among other things, for Loans to be made by the Lenders to the Borrower in an aggregate principal amount not exceeding $90,000,000.00 to refinance the property known as Puente Hills Mall located in Industry, California, such Loans to be (i) evidenced by, and repayable with interest thereon in accordance with, various Notes to be executed and delivered to the respective order of the Lenders and
(ii) secured by, among other things, the Mortgage;

     WHEREAS, Guarantor owns directly or indirectly, certain ownership interests in the Borrower and as a result shall directly benefit from the making of the Loans by the Lenders to the Borrower; and

     WHEREAS, the Lenders are unwilling to make the Loans unless this Guarantee is executed by the Guarantor and delivered to the Administrative Agent and the Lenders.

     NOW, THEREFORE, in order to induce the Lenders to make the Loans, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees to guaranty the Guaranteed Obligations (as hereinafter defined) upon the following terms:

     Section 1. Guarantee.

     1.01. Guarantee. a) Guarantor hereby absolutely, unconditionally and irrevocably assumes liability for, hereby guarantees payment to the Administrative Agent (on behalf of the Lenders) of, and agrees to pay, protect, indemnify, defend and save the Administrative Agent and Lenders harmless from and against, any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), whether arising in equity or at law, contract or tort or otherwise, causes of action, suits, claims, demands and judgments of any nature or description whatsoever which may at any time be imposed upon, incurred by or awarded against the Administrative Agent or any of the Lenders as a result of

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(i) commission of a criminal act by Borrower or any Borrower Party, (ii) failure by Borrower or any Borrower Party to comply with the provisions of the Loan Documents prohibiting a transfer (as defined in Section 9.1 of the Loan Agreement) or Change of Control of any Person; (iii) misappropriation of any cash flow or other revenue derived from or in respect of the Project by Borrower or any Borrower Party, including security deposits, insurance proceeds, condemnation awards, or any rental, sales or other income derived directly or indirectly from the Project, or the misapplication of any of the foregoing sums, in either event, in contravention of any provision of the Loan Agreement or the other Loan Documents; (iv) intentional destruction or removal of fixtures or personal property securing the Loans by Borrower or any Borrower Party unless replaced by items of equal value and utility; (v) misapplication or misappropriation of funds disbursed from the Security Accounts by Borrower or any Borrower Party; (vi) commission of waste to or of the Project or any portion thereof by Borrower or any Borrower Party or failure by Borrower or any Borrower Party to maintain the Project in the manner required by the Loan Documents;
(vii) failure to maintain the insurance coverage required by the Loan Documents by Borrower or any Borrower Party; (viii) failure to pay taxes, assessments and any other charges, including, without limitation, charges for labor or materials, which could result in liens against any portion of the Project by Borrower or any Borrower Party; (ix) willful misconduct by Borrower or any Borrower Party; (x) any material litigation against Administrative Agent or any of the Lenders arising from the Project, unless the same results solely from Administrative Agent's or any Lender's gross negligence or willful misconduct, in which case the party to whom the gross negligence or willful misconduct is attributable (but not any other party) shall not be entitled to the indemnification provided for hereunder to the extent of such gross negligence or willful misconduct; (xi) the breach of any terms or covenants in the Loan Agreement or Loan Documents relating to the Employee Retirement Income Security Act of 1974, as amended, by Borrower or any Borrower Party; (xii) Borrower's or any Borrower Party's failure to pay any mortgage recording or similar taxes required to be paid by any Person in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents; (xiii) Borrower's or any Borrower Party's failure to pay for any loss, liability or expense (including attorneys' fees) incurred by Administrative Agent or any Lender arising out of any claim or allegation made by Borrower or any Borrower Party, their respective successors or assigns, or any creditor of Borrower or any Borrower Party, that the Loan Agreement or the transactions contemplated by the Loan Documents establish a joint venture, partnership or other similar arrangement between Borrower or any Borrower Party and Administrative Agent or any Lender; (xiv) any brokerage commission or finder's fees claimed in connection with the transactions contemplated by the Loan Documents; (xv) any amount due pursuant to Section 2.9(5) of the Loan Agreement; (xvi) failure or inability of Guarantor to pay its debts as they become due; (xix) the occurrence of any of the actions or events described in
Section 1.01(d)(B) below; (xx) any matter listed on Schedule 7.3 to the Loan Agreement; and (xxi) Guarantor's failure to fully comply with its obligations under Section 1.01(c) below.

     (b) Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Administrative Agent and all Affiliates thereof all of the obligations of the Borrower, to the Administrative Agent or its Affiliate under any Hedge Agreement now or hereafter entered into between the Borrower and the Administrative Agent or its Affiliate, in strict accordance with the terms of the Hedge Agreement, as the same may be amended, extended, and/or renewed, whether such obligations are direct or indirect, absolute or contingent, due or to become due, now existing or hereinafter incurred, or otherwise.


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     (c) Guarantor hereby absolutely, unconditionally and irrevocably agrees to pay to Borrower and any Affiliate of Borrower (or cause to be paid to Borrower and each Affiliate of Borrower pursuant to a capital contribution or otherwise), an amount equal to any and all liabilities, obligations, losses, damages, costs and expenses incurred by Borrower or any of its Affiliates in connection with or as a result of any matter listed on Schedule 7.3 to the Loan Agreement, such amounts to be paid from time to time promptly upon incurrence thereof by Borrower or such Affiliates.

     (d) Notwithstanding anything to the contrary herein or in any of the Loan Documents, (A) the Administrative Agent and the Lenders shall not be deemed to have waived any right which the Administrative Agent and the Lenders may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Federal Bankruptcy Code to file a claim for the full amount of the Loans or to require that all collateral shall continue to secure all of the Loans owing to the Administrative Agent and the Lenders in accordance with the Loan Documents, and
(B) the Guarantor hereby absolutely, unconditionally and irrevocably guarantees the payment to the Administrative Agent (on behalf of the Lenders) of the Loans and all obligations of the Borrower under the Loan Documents in the event that:
(i) Borrower engages in fraud or intentional misrepresentation or inaccurate certification in connection with the Loan Documents or the Loans; (ii) Borrower files a voluntary petition under the Federal Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (iii) Guarantor, any Affiliate of Borrower or Guarantor, any other Person that owns any interest, either direct or indirect, in Borrower or any Affiliate thereof, or any officer, director, or representative of Borrower, files or joins in the filing of, or solicits or acts in concert with, or colludes or conspires with petitioning creditors with respect to, an involuntary petition against Borrower under the Federal Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (iv) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Federal Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (v) Guarantor, any Affiliate of Borrower or Guarantor, any other Person that owns an interest, either direct or indirect, in Borrower or any Affiliate thereof, or any officer, director, or representative of Borrower, consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Project or consents to, acquiesces in or joins in any action opposing a motion by Lender for relief from any stay or injunction entered under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (vi) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (vii) Borrower or any Borrower Party violates any of the provisions set forth in the definition of Single Purpose Entity; or (viii) Borrower or any Borrower Party interferes with the Administrative Agent's (or the Lenders') exercise of its rights under any of the Loan Documents.

     The foregoing obligations guaranteed pursuant to this Section 1.01 are, collectively, the "Guaranteed Obligations". The Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will immediately pay the same, without any demand or notice whatsoever. All payments by the Guarantor on account of this Guarantee shall be paid in Dollars. Each and every default under the Loan Documents shall give rise to a separate cause of action hereunder by Administrative Agent and Lenders and separate suits may be brought hereunder as each such cause of action arises.


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     1.02. Obligations Unconditional. The obligations of the Guarantor under this Guarantee are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Loan Documents, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guaranty of or security for any of the Guaranteed Obligations or the Loans, and, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 1.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances and shall not be released, discharged or in any way affected or impaired by any thing, event, happening, matter, circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof or shall consent thereto). In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

     (a) This Guarantee is a guaranty of payment and performance when due and not of collection.

     (b) The obligations of the Guarantor hereunder are independent of the obligations of the Borrower or the Guarantor under the other Loan Documents to which they are a party and the obligations of any other guarantor of the obligations of the Borrower under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions.

     (c) Payment, performance or completion by the Guarantor, or any other guarantor, of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid, performed or completed. Without limiting the generality of the foregoing, if the Administrative Agent (or any of the Lenders) is awarded a judgment in any suit brought to enforce the Guarantor's covenant to pay, perform or complete a portion of the Guaranteed Obligations, such judgment shall not be deemed to release the Guarantor from its covenant to pay, perform or complete the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by the Guarantor, limit, affect, modify or abridge the Guarantor's liability hereunder in respect of the Guaranteed Obligations.

     (d) The Administrative Agent on behalf of the Lenders (subject to the terms of the Loan Documents), upon such terms as they deem appropriate, without notice or demand and without affecting the validity or enforceability of this Guarantee or giving rise to any reduction, limitation, impairment, discharge or termination of the Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment or performance under the Loan Documents pursuant to the terms thereof, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or


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substitutions for, the Guaranteed Obligations or any Loan Document and/or
subordinate the payment of the same to the payment of any other obligations;
(iii) request and accept other guaranties of any of the Borrower's obligations under the Loan Documents and take and hold security for the payment or performance of this Guarantee or the Loan Documents; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment or performance of the Borrower's obligations under the Loan Documents, any other guaranties of the Loans, or any other obligation of any Person (including any other guarantor) with respect to the Loans; (v) enforce and apply any security now or hereafter held by or for the benefit of the Administrative Agent and the Lenders in respect of this Guarantee or the Loans and direct the order or manner of sale thereof, and to bid at any such sale, or exercise any other right or remedy that the Administrative Agent or the Lenders may have against any such security, in each case as in its discretion may determine consistent with any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against the Borrower or any security for the Guaranteed Obligations; (vi) apply any payments or recoveries from the Borrower, Guarantor or any other sources, and any proceeds of any security, to the Guaranteed Obligations in such manner, order and priority as the Administrative Agent may elect (whether or not those obligations are guaranteed by this Guarantee or secured at the time of the application); and (vii) exercise any other rights available to it under the Loan Documents. The Guarantor authorizes the Administrative Agent at any time in its discretion to direct the order and manner of any sale of all or any part of any security now or later held for the Guaranteed Obligations or this Guarantee, and to bid to at any such sale, to apply any payments or recoveries from the Borrower, the Guarantor or any other source, and any proceeds of any security, to the Guaranteed Obligation in such manner, order and priority as the Administrative Agent may elect (whether or not those obligations are guaranteed by this Guarantee or secured at the time of the application). The Administrative Agent may take any of the foregoing actions upon any terms and conditions as the Administrative Agent may elect, without giving notice to the Guarantor or obtaining the consent of the Guarantor and without affecting the liability of the Guarantor to the Administrative Agent or the Lenders.

     (e) Except as expressly provided in Sections 1.02(c) and 1.02(d), this Guarantee and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the outstanding Loans, together with all other amounts due to the Administrative Agent and the Lenders under the Loan Documents and the termination of any remaining Commitments or performance in full of the Guaranteed Obligations), including, without limitation, the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or the Loan Documents, or with respect to any other guaranty of or security for the payment or performance of the Guaranteed Obligations or the Loans; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to any Event of


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Default) of the Loan Documents, the material agreements, the Sources and Uses
Budget or of any other guaranty or security for the Guaranteed Obligations or the Loans, in each case whether or not in accordance with the terms of the Loan Documents or any agreement relating to such other guaranty or security; (iii) any Loan Document, at any time being found to be illegal, invalid or unenforceable with respect to the Borrower; (iv) the application of payments received from any source (other than payments received pursuant to this Guarantee or the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations or the Notes except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations or the Notes) to the payment of indebtedness other than the Loans, even though the Administrative Agent and/or the Lenders might have elected to apply such payment to any part or all of the Loans; (v) the Administrative Agent's consent to the change, reorganization or termination of the ownership structure or existence of the Borrower or any of its Affiliates and to any corresponding restructuring of the Loans, including, without limitation, the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Loans, including, without limitation, the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims that the Borrower may assert against the Administrative Agent or any of the Lenders in respect of the Loans, including, without limitation, the failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, other than payment or performance of such obligations under the Loan Documents to the extent encompassed in the Guaranteed Obligations; (viii) the acquisition or transfer of title to the Project to the Administrative Agent, any of the Lenders, any Affiliate of the Lenders or any designee of the Administrative Agent or the Lenders (including, without limitation, any purchaser through foreclosure, deed in lieu or otherwise); (ix) any act or event which might otherwise discharge, reduce, limit or modify the Guarantor's obligations under this Guarantee; (x) any waiver, extension, modification, forbearance, delay or other act or omission of the Administrative Agent or the Lenders, or their failure to proceed promptly or otherwise as against the Borrower, the Guarantor or any security; (xi) any action, omission or circumstance which might increase the likelihood that the Guarantor may be called upon to perform under this Guarantee or which might affect the rights or remedies of the Guarantor as against the Borrower; (xii) any dealings occurring at any time between the Borrower and the Administrative Agent or the Lenders, whether relating to the Guaranteed Obligations or otherwise; and (xiii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Guaranteed Obligations.

     (f) Whether or not Guarantor's obligations under this Guarantee are subject to any maximum dollar amount or any other limitation expressly set forth in this Guarantee, Guarantor's liability under this Guarantee shall not be impaired, reduced or affected by reason of Administrative Agent's and/or any Lender's application of any payments received from any source (i) to the payment of any obligation or indebtedness of Borrower which is not part of the Guaranteed Obligations, even though Administrative Agent and/or any such Lender might lawfully have elected to apply such payment to any part or all of the Guaranteed Obligations, it being the intention of the parties that, notwithstanding any act or thing which might otherwise operate as a legal or equitable full or partial discharge of a surety, the Guarantor shall remain fully liable for the payment of all of the Guaranteed Obligations until the Loans and all other Guaranteed Obligations have been indefeasibly paid and performed in full; provided that the foregoing shall not be construed as an authorization to Administrative Agent and/or any Lender to apply to any such other obligation of the Borrower the


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amount of an indefeasible payment that has been made by the Guarantor to
Administrative Agent and/or any Lender if and to the extent that such payment is made by the Guarantor with express written instructions that such payment be applied directly in reduction of the Guaranteed Obligations; or (ii) to the payment of any of the Guaranteed Obligations (whether or not such payment might reduce the outstanding amount of the Guaranteed Obligations to a sum that is less than the maximum dollar liability, if any, of the Guarantor expressly set forth herein), unless and until such payment shall have become indefeasible, the amount so paid shall no longer be available for future advance under the Loans, and the Loans and all other Guaranteed Obligations shall have been indefeasibly paid and performed in full, it being the intention of the parties that, notwithstanding any payments applied in reduction of the Guaranteed Obligations from any source, the Guarantor shall be and remain fully liable for the payment of all of the Guaranteed Obligations until the Loans and all other Guaranteed Obligations have been indefeasibly paid and performed in full and the Lenders shall have no further or continuing obligation to make any additional advances of the Loans to Borrower. As used herein, an "indefeasible" payment shall mean and refer to a payment that is no longer subject to potential disaffirmance, impairment, set aside, offset, recoupment, defeasance, recovery, disallowance, or recapture pursuant to the provisions of any federal or state law, regulation or order applicable to or governing creditors' rights, including without limitation Title 11 of the United States Code, as amended, either by reason of the passage of time following such payment or the final judgment of a court of competent jurisdiction establishing the unassailable right of the party receiving such payment to retain such payment without reduction, offset, or other impairment.

     1.03. Waivers by the Guarantor. The Guarantor hereby waives, for the benefit of the Administrative Agent and the Lenders:

     (a) any right to require the Administrative Agent or the Lenders, as a condition of payment or performance or completion by the Guarantor, to (i) cause a marshalling of Borrower's or any other Person's assets or to cause Administrative Agent or the Lenders to proceed against the Borrower, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Lenders in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of the Administrative Agent or any of the Lenders whatsoever;

     (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument related thereto or by reason of the cessation of the liability of the Borrower from any cause other than payment, performance and completion in full of the Guaranteed Obligations;

     (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;


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     (d) any defense based upon the Administrative Agent's or any of the
Lender's errors or omissions in the administration of the Loans, including, without limitation, the Guaranteed Obligations; provided, however, the waiver set forth in this clause (d) shall not operate as a waiver of any defense based on Administrative Agent's or any Lender's gross negligence or willful misconduct, in which case such waiver shall not apply to any such defense against claims by the party to whom the gross negligence or willful misconduct is attributable (but without limiting any such waiver as it applies to any claim by any other party) to the extent of such gross negligence or willful misconduct;

     (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guarantee and any legal or equitable discharge of the Guarantor's obligations hereunder (other than payment, performance and completion of the Guaranteed Obligations or the Loans in full), (ii) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims and (iv) promptness, diligence and any requirement that the Administrative Agent or any of the Lenders protect, secure, perfect or insure any security interest or lien or any property subject thereto;

     (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, notices of default under the other Loan Documents or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and any right to consent to any thereof;

     (g) any release, discharge, modification, impairment or limitation of the liability of the Borrower to the Administrative Agent or the Lenders, whether consented to by the Administrative Agent or the Lenders, consensual or arising by operation of law or any proceedings in bankruptcy or reorganization, or from any other cause;

     (h) any defense based on any rejection or disaffirmance of the Guaranteed Obligations, or any part thereof, or any security held therefor, in any such proceedings in bankruptcy or reorganization;

     (i) any defense based on any action taken or omitted by the Administrative Agent or the Lenders in any proceedings in bankruptcy or insolvency involving the Borrower, including any election to have their claim allowed as being secured, partially secured or unsecured, any extension of credit by the Administrative Agent or the Lenders to the Borrower in any proceedings in bankruptcy or insolvency, and taking and holding by the Administrative Agent or the Lenders of any security for any such extension of credit;

     (j) any defense or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guarantee, other than payment or performance of such obligations under the Loan Documents;


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     (k) any rights (x) of subrogation, (y) to participate in any claim or remedy Lenders or Administrative Agent may now or hereafter have against Borrower or in all or any portion of the Project and (z) to contribution, indemnification, set-off, exoneration or reimbursement, whether from Borrower or any other Person now or hereafter primarily or secondarily liable for any of Borrower's obligations to Administrative Agent and the Lenders, and whether arising by contract or operation of law or otherwise by reason of Guarantor's execution, delivery or performance of this Guarantee.

     1.04. Additional Waivers. Without implying that this Guarantee is governed by the laws of any state other than the State of New York, and without limiting any of the agreements and waivers set forth herein, the Guarantor further agrees as follows:

     (a) Guarantor agrees that on the Borrower's default, the Administrative Agent may elect to foreclose either nonjudicially or judicially against any real or personal property security (including, without limitation, the Project) it holds for the obligations of the Borrower under the Loan Documents, or any part thereof, or accept an assignment of any such security in lieu of foreclosure, or compromise or adjust any part of such obligations, or make any other accommodation with the Borrower or Guarantor, or exercise any other remedy against the Borrower or any security. No such action by the Administrative Agent will release or limit the liability of Guarantor to the Administrative Agent or any Lender, who shall remain liable under this Guarantee after the action, even if the effect of that action is to deprive Guarantor of the right to collect reimbursement from the Borrower or any other person for any sums paid to the Administrative Agent or any Lender, or Guarantor's rights of subrogation, contribution, or indemnity against the Borrower or any other person. Without limiting the foregoing, it is understood and agreed that on any foreclosure or assignment in lieu of foreclosure of any security held by the Administrative Agent, such security will no longer exist, and that any right that Guarantor might otherwise have, on full payment of the obligations of the Borrower under the Loan Documents by Guarantor, to participate in any such security or to be subrogated to any rights of the Administrative Agent or any Lender with respect to any such security will be nonexistent; nor shall Guarantor by deemed to have any right, title, interest or claim under any circumstances in or to any real or personal property held by the Administrative Agent, any Lender or any third party following any foreclosure or assignment in lieu of foreclosure of any such security.

     (b) Guarantor understands and acknowledges that if the Administrative Agent forecloses judicially or nonjudicially against any real property security for the Borrower's obligations, such foreclosure could impair or destroy any right or ability that Guarantor may have to seek reimbursement, contribution, or indemnification for any amounts paid by Guarantor under this Guarantee. Guarantor further understands and acknowledges that in the absence of this waiver such potential impairment or destruction of Guarantor's rights, if any, may entitle Guarantor to assert a defense to this Guarantee based on Code of Civil Procedure ss.580d as interpreted in Union Bank v. Gradsky, (1968) 265 CA 2d 40, 71 CR 64, on the grounds, among others, that a lender should be estopped from pursuing a guarantor because the lender's election to foreclose may impair or destroy the subrogation, reimbursement, contribution, or indemnification rights of the guarantor. By execution of this Guarantee, Guarantor intentionally, freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that Guarantor will be liable under this Guarantee even though the Administrative Agent had foreclosed judicially or nonjudicially against any real or personal property collateral for the

Borrower's obligations; (ii) agrees that Guarantor will not assert that defense in any action or proceeding in which the Administrative Agent or any Lender seeks to enforce this Guarantee; and (iii) acknowledges and agrees that the rights and defenses waived by Guarantor in this Guarantee include any right or defense that Guarantor may have or be entitled to assert based on or arising out of any one or more of Code of Civil Procedure ss.ss.580a, 580b, 580d, or 726, or Civil Code ss.2848.

     (c) Guarantor intentionally, freely, irrevocably and unconditionally waives and relinquishes all rights which may be available to it under any provision of California law or under any California judicial decision, including, without limitation, Section 580a and 726(b) of the California Code of Civil Procedure, to limit the amount of any deficiency judgment or other judgment which may be obtained against Guarantor under this Guarantee to not more than the amount by which the unpaid obligations of the Borrower under the Loan Documents guaranteed hereby plus all other indebtedness due from the Borrower under the Loan Documents exceeds the fair market value or fair value of any real or personal property securing said obligations of the Borrower under the Loan Documents and any other indebtedness due from the Borrower under the Loan Documents, including, without limitation, all rights to an appraisement of, judicial or other hearing on, or other determination of the value of said property. Guarantor acknowledges and agrees that, as a result of the foregoing waiver, the Administrative Agent and the Lenders may be entitled to recover from Guarantor an amount which, when combined with the value of any real or personal property foreclosed upon by the Administrative Agent (or the proceeds of the sale of which have been received by the Administrative Agent or the Lenders) and any sums collected by the Administrative Agent and the Lenders from the Borrower or other persons, might exceed the amount of the obligations of the Borrower under the Loan Documents guaranteed hereby plus all other indebtedness due from the Borrower under the Loan Documents.

     (d) Guarantor waives all rights and defenses that Guarantor may have because the Borrower's debt is secured by real property; this means, among other things: (i) the Administrative Agent and the Lenders may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; and (ii) if the Administrative Agent or the Lenders foreclose on any real property collateral pledged by the Borrower: (A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) the Administrative Agent and the Lenders may collect from Guarantor even if the Administrative Agent, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Guaranteed Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. Guarantor specifically waives any right to a fair value hearing, and any and all other rights it may have under Section 580a of the California Code of Civil Procedure.

     (e) Guarantor waives all rights and defenses arising out of an election of remedies by the Administrative Agent and the Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

     (f) Guarantor waives all rights and defenses which might otherwise be available to Guarantor under any guarantor, suretyship or other defenses under any law of the State of California, including, without limitation, California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433, and California Code of Civil Procedure Section 359.5.

     (g) Guarantor agrees that if the maturity of any Guaranteed Obligation is accelerated by bankruptcy, insolvency or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guarantee without demand on or notice to Guarantor, and Guarantor hereby waives any such demand or notice.

     1.05. Reinstatement. The obligations of Guarantor under this Section 1 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or Guarantor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or insolvency or otherwise; and the Guarantor agrees that it will indemnify the Administrative Agent and the Lenders on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any of the Lenders in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     1.06. Guarantor's Rights of Subrogation, Contribution, Etc. Guarantor hereby waives, until the later of (a) the Guaranteed Obligations shall have been indefeasibly paid, performed and completed in full and (b) the Loans and all other amounts due under the Loan Documents have been indefeasibly paid in full and the Commitments have been terminated, any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against the Borrower or any of its assets in connection with this Guarantee or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and, including without limitation, (i) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against the Borrower, (ii) any right to enforce, or to participate in, any claim, right or remedy that the Administrative Agent or the Lenders now have or may hereafter have against the Borrower, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by or on behalf of the Administrative Agent and/or the Lenders. In addition, until the Loans have been indefeasibly paid in full and all Commitments have been terminated, Guarantor shall withhold exercise of any right of contribution which Guarantor may have against any other guarantor of the Loans or the Guaranteed Obligations. Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its right of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Administrative Agent and/or any of the Lenders may have against the Borrower, to all right, title and interest the Administrative Agent and/or any of the Lenders may have in any such collateral or security, and to any right the Administrative Agent and/or any of the Lenders may have against such other guarantor. If any amount shall be paid to Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when (A) all Guaranteed Obligations shall not have been paid, performed and completed in full, (B) all outstanding Loans and all other amounts due under the Loan Documents shall not have been paid in full or (C) the Commitments shall not have been fully terminated, such amount shall be held in trust for the Administrative Agent (on behalf of the Lenders) and shall forthwith be paid over to the Administrative Agent (on behalf of the Lenders) to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

     1.07. Subordination of Other Obligations. Any indebtedness of the Borrower now or hereafter held by Guarantor is hereby subordinated in right of payment to the Loans and to the payment, performance and completion of the Guaranteed Obligations, and any such indebtedness of the Borrower to Guarantor collected or received by Guarantor after an Event of Default (including any Event of Default under any of the Loan Documents) has occurred and is continuing shall be held in trust for the Administrative Agent (on behalf of the Lenders) and shall forthwith be paid over to the Administrative Agent (on behalf of the Lenders) to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of Guarantor under any other provision of this Guarantee.

     1.08. Remedies.

     (a) The Guarantor agrees that, as between the Guarantor and the Administrative Agent and the Lenders, the obligations of the Borrower under any of the Loan Documents may be declared to be forthwith due and payable as provided in the Loan Documents (and shall be deemed to have become automatically due and payable in the circumstances therein provided) for purposes of Section
1.01 hereof notwithstanding any stay, injunction or other prohibition preventing the enforcement of such obligations as against the Borrower; and that, in the event of such declaration (or such obligation being deemed to have become automatically due and payable), such obligations (whether or not enforceable as against the Borrower) to the extent they constitute part of the Guaranteed Obligations shall forthwith become due by the Guarantor for purposes of Section
1.01 hereof. The Administrative Agent (on behalf of the Lenders) may bring and prosecute a separate action against the Guarantor to enforce the Guaranteed Obligations under this Guarantee, whether or not any action is brought against the Borrower or any other Person and whether or not the Borrower or any other Person is joined in any such action or actions.

     (b) All of the remedies set forth in this Guarantee and/or provided for in any of the Loan Documents or at law or in equity shall be equally available to the Administrative Agent (on behalf of the Lenders), and the choice by the Administrative Agent (on behalf of the Lenders) of one such alternative over another shall not be subject to question or challenge by the Guarantor or any other Person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by the Administrative Agent (on behalf of the Lenders) to recover or seek any other remedy under this Guarantee, nor shall any such choice preclude the Administrative Agent (on behalf of the Lenders) from subsequently electing to exercise a different remedy.

     1.09. Post-Default Interest. The Guarantor hereby agrees that in the event it shall fail to pay in full any amount owed by it hereunder on the date upon which the same shall become due (whether upon demand or otherwise), Guarantor shall be obligated to pay interest at the Default Rate in respect of any such amount for each day during the period from and including the due date thereof to but excluding the date the same shall be paid in full, such interest to be payable upon demand of the Administrative Agent; provided, however, that payment under this Section 1.08 shall not be in duplication of any payment made by the Guarantor or the Borrower pursuant to the Loan Documents.

     1.10. Continuing Guarantee. This Guarantee is a continuing guaranty and shall remain in effect until the earlier of (i) all of the Guaranteed Obligations shall have been paid, performed and completed in full or (ii) the Loans and all other amounts due under the Loan Documents have been paid in full and the Commitments have been terminated; including, without limitation, in either case, the payment of any and all expenses which might be incurred by the Administrative Agent or the Lenders in enforcing any of their rights hereunder (which expense shall be included within the meaning of Guaranteed Obligations) and all interest due pursuant to Section 1.08.

     1.11. Enforceability; Etc. The Administrative Agent (on behalf of the Lenders or any other or subsequent beneficiary of this Guarantee, but subject to the terms of Section 14.3 of the Loan Agreement) may enforce the obligations undertaken by the Guarantor.

     1.12. Assumption of Risk Regarding Borrower's Financial Condition. Before signing this Guarantee, Guarantor investigated the financial condition and business operations of the Borrower, the Project encumbered by the Mortgage, and such other matters as Guarantor deemed appropriate to assure itself of the Borrower's ability to discharge its obligations under the Loan Documents. Guarantor assumes full responsibility for keeping fully informed of the financial condition of the Borrower and all other circumstances affecting the Borrower's ability to perform its obligations to the Administrative Agent and the Lenders, and agrees that neither the Administrative Agent nor any Lender will have any duty to report to Guarantor any information which it receives about the Borrower's financial condition or any circumstances bearing on the Borrower's ability to perform.

     Section 2. Representations and Warranties. Guarantor hereby represents and warrants to the Lenders and the Administrative Agent that:

     2.01. Existence. Guarantor (i) is a limited partnership duly organized and validly existing under the laws of the State of Delaware; (ii) has all requisite partnership power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would (either individually or in the aggregate) have a Material Adverse Effect on Guarantor. As used in this Guarantee, "Material Adverse Effect" shall mean a material adverse effect, including a material change in the financial markets, as unilaterally determined by the Administrative Agent, in its reasonable judgment and discretion, on (a) the business, operations, financial condition, prospects, liabilities or capitalization of Guarantor, (b) the ability of Guarantor to perform its obligations under any of Guarantor's organizational documents, (c) the validity or enforceability of any of Guarantor's organizational documents or
(d) the rights and remedies of the Lenders and the Administrative Agent under any of Guarantor's organizational documents.

     2.02. No Breach. None of the execution and delivery of this Guarantee, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the organizational documents pursuant to which Guarantor is organized, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority or agency, or any agreement or instrument to which Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of Guarantor pursuant to the terms of any such agreement or instrument.

     2.03. Action. Guarantor has all necessary organizational power and authority, as the case may be, to execute, deliver and perform its obligations under this Guarantee; the execution, delivery and performance by Guarantor of this Guarantee have been duly authorized by all necessary organizational action, as the case may be, on its part; and this Guarantee has been duly and validly executed and delivered by Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights.

     2.04. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by Guarantor of this Guarantee or for the validity or enforceability hereof.

     2.05. Other Agreements. To Guarantor's knowledge, Guarantor is not a party to any agreement or instrument or subject to any court order, injunction, permit or restriction which could reasonably be expected to materially and adversely affect Guarantor's ability to perform its obligations hereunder.

     2.06. Financial Condition. The balance sheet of Guarantor as of March 31, 2008, heretofore furnished to the Administrative Agent and the Lenders, prepared in accordance with GAAP and fairly presents the financial condition of Guarantor as at the date of such balance sheet. As of the date of its balance sheet, Guarantor had no material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet. Since the date of such balance sheet, there has been no change which would result in a Material Adverse Effect on Guarantor.

     2.07. Litigation. Except as disclosed to the Administrative Agent and the Lenders in writing prior to the date of this Guarantee, there are no legal or arbitration proceedings or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of Guarantor) threatened against Guarantor which, if adversely determined, could have a Material Adverse Effect on Guarantor.

     2.08. Taxes. Guarantor has filed all Federal income tax returns and all other material tax returns and information statements that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by Guarantor. The charges, accruals and reserves on the books of Guarantor in respect of taxes and other governmental charges are, in the opinion of Guarantor, adequate. Guarantor has not given or been requested to give a waiver of the statute of limitations relating to the payment of any federal, state, local and foreign taxes or other impositions.

     Section 3. Covenants. Guarantor covenants to each Lender and the Administrative Agent that, until the payment, performance and completion in full of the Guaranteed Obligations:

     3.01. Existence, Etc. Guarantor will preserve and maintain its limited partnership existence and all of its other material rights, privileges and franchises necessary for the maintenance of its existence and the conduct of its affairs; and comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could have a Material Adverse Effect (either individually or in the aggregate) on Guarantor, except to the extent being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

     3.02. Reports. Guarantor shall deliver to the Administrative Agent (for delivery to the Lenders) (a) not later than forty five (45) days after the end of each fiscal quarter of Guarantor (except for the last fiscal quarter of the fiscal year), a quarterly financial statement and covenant compliance certificate for Guarantor, and (b) within ninety (90) days after the end of each fiscal year of Guarantor, audited annual financial statements and a covenant compliance certificate of Guarantor for each such fiscal year, such financial statements to be substantially in the form of the financial statements referred to in Section 8.1 of the Loan Agreement or such other form reasonably acceptable to the Administrative Agent, including a balance sheet and statement of profit and loss setting forth in comparative form figures for the preceding fiscal year, prepared in accordance with GAAP and certified by an authorized officer of Guarantor in accordance with Section 8.1(3) of the Loan Agreement.

     3.03. Litigation. Guarantor will promptly give the Administrative Agent notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, affecting the Guarantor, except proceedings which, if adversely determined, would not have a Material Adverse Effect on Guarantor.

     3.04. Disposition of Assets. Guarantor will not at any time enter into any transaction providing for the sale, transfer, encumbrance, pledge, mortgage or other disposition of any assets (or the future income therefrom), or otherwise dispose of any property (whether by assignment, gift or creation of a trust or otherwise), other than for fair value and provided that such sale, transfer, encumbrance, pledge mortgage or other disposition would not reasonably be expected to have a Material Adverse Effect on Guarantor.

     3.05. Loan Agreement Covenants. Guarantor covenants and agrees to satisfy and comply with all of the Borrower's covenants set forth in Article 9 of the Loan Agreement to the extent they apply to Guarantor (i.e., the Borrower has agreed that Guarantor will take or not take some action).

     3.06. Financial Covenants. The Guarantor covenants and agrees that for so long as the Loans or any portion thereof remains unpaid, or there are any unsatisfied Guaranteed Obligations or other obligations under any of the Loan
Documents:

          (a) Minimum Net Worth. The Guarantor shall maintain a minimum net worth of not less than $1,000,000,000.00, net of all contingent liabilities. Guarantor's net worth shall be established from time to time by: (i) the market value of liquid assets and marketable securities traded on a recognized exchange, and (ii) by estimates of fair market value made in good faith by Guarantor as to all other assets, as evidenced by Guarantor's most recent financial statements provided in accordance with the provisions of this Guarantee or the Loan Agreement. Administrative Agent may dispute any estimates of fair market value made by Guarantor and, if such disputes are not resolved by Administrative Agent and Guarantor within thirty (30) days, Administrative Agent may have the value of the assets in question appraised in any manner reasonably determined by Administrative Agent, at Borrower's cost, and the results of such appraisal shall govern.

          (b) Liquidity. The Guarantor shall maintain at all times Liquid Assets (as defined below) which are totally unencumbered by liens or pledges (whether in favor of Administrative Agent or anyone else) and as to which there are no restrictions upon the use thereof imposed by any agreement as to which Guarantor's property may be bound, of not less than $25,000,000.00. As used herein "Liquid Assets " shall mean the sum of the following unencumbered assets of Guarantor: (i) all cash (denominated in United States dollars), (ii) any demand deposits, (iii) marketable securities consisting of short-term (maturity of one year or less) obligations issued or guaranteed as to principal and interest by the United States of America, (iv) short-term certificates of deposit, with a maturity of one year or less, issued by Lender or any bank organized under the laws of the United States of America and having total assets in excess of $1,000,000,000.00, (v) other marketable securities traded on a recognized exchange; (vi) mutual funds, (vii) any other securities acceptable to Administrative Agent as evidenced by Administrative Agent's written approval, or
(viii) any unfunded amount then available to be borrowed by Guarantor under Guarantor's Amended and Restated Credit Agreement dated as of December 14, 2006.

     3.07. Payment of Obligations. Guarantor shall, and will cause each of its subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, where such failure to so pay, discharge or satisfy would, in the aggregate with all such failures, reasonably be expected to have a Material Adverse Effect, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Guarantor.

     3.08. Maintenance of Property Interest; Insurance. Guarantor shall, and will cause each of its subsidiaries to, (a) keep and maintain all property material to the conduct of its business in a condition and in a manner consistent with Guarantor's, and each such subsidiary's, good faith exercise of its reasonable business judgment and in a manner consistent with the practices of prudent owners of similar properties and businesses, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations where the failure to do so would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.09. Inspection of Property; Books and Records; Discussions. Guarantor shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all applicable laws shall be made of all dealings and transactions in relation to its business and activities; and shall permit representatives of the Administrative Agent and any Lender, during normal business hours, upon reasonable prior notice, to visit and inspect any of its properties and examine and make abstracts from any of its books and records, and to discuss the affairs, finances and condition of Guarantor and any other Borrower Party with Guarantor's officers and independent accountants.

     3.10. Transactions with Affiliates. Guarantor shall not enter into or permit any subsidiary of Guarantor to enter into any transaction (including, without limitation, the purchase, sale or exchange of property or the rendering of any service) with any Affiliate of Guarantor other than at arm's-length rates and terms.

     3.11. Change of Control. Guarantor not shall permit a Change of Control to occur.

     Section 4. No Waiver. No failure on the part of the Administrative Agent or the Lenders to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver, thereof; nor will any single or partial exercise or any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

     Section 5. Miscellaneous.

     5.01. GOVERNING LAW.

     THIS GUARANTEE WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY THE ADMINISTRATIVE AGENT AND LENDERS AND ACCEPTED BY GUARANTOR IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTEE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE

GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROJECT IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTEE, AND THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     5.02. Submission to Jurisdiction.

     (a) GUARANTOR HEREBY IRREVOCABLY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTEE MAY AT THE ADMINISTRATIVE AGENT'S OPTION (WHICH DECISION SHALL BE MADE BY THE MAJORITY LENDERS) BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR DOES HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY, 2711 CENTERVILLE ROAD, WILMINGTON, NEW CASTLE COUNTY, DELAWARE 19808, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GUARANTOR (A) SHALL GIVE PROMPT NOTICE TO THE ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (B) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (C) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

     (b) Nothing in this Section 5.02 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any suit, action or proceeding against Guarantor or the property of Guarantor in the courts of any other jurisdictions.

     5.03. Notices.

     (i) All notices, requests, demands, statements, authorizations, approvals, directions, consents and other communications provided for herein shall be given or made in writing and shall be deemed sufficiently given or served for all purposes as of the date (a) when hand delivered (provided that delivery shall be evidenced by a receipt executed by or on behalf of the addressee), (b) three (3) days after being sent by postage pre-paid registered or certified mail, return receipt requested, (c) one (1) Business Day after being sent by reputable overnight courier service (with delivery evidenced by written receipt) or (d) with a simultaneous delivery by one of the means in (a), (b) or (c) by facsimile, when sent, with confirmation and a copy sent by first class mail, in each case addressed to the intended recipient at the "Address for Notices" specified below hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Unless otherwise expressly provided herein, the Guarantor shall only be required to send notices, requests, demands, statements, authorizations, approvals, directions, consents and other communications to the Administrative Agent on behalf of all of the Lenders.

     (ii) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent or Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

     Addresses for Notices:

     If to Guarantor:

                          Glimcher Properties Limited Partnership
                          c/o Glimcher Development Corporation
                          180 E. Broad Street, 21st Floor
                          Columbus, Ohio 43215
                          Attention:  General Counsel
                          Telecopy No.: (614) 621-8863

     With copies to:

                          Squire, Sanders & Dempsey, L.L.P.
                          1300 Huntington Center
                          41 High Street
                          Columbus, Ohio 43215
                          Attention:  Richard W. Rubenstein, Esq.
                          Telecopy No.: (614) 365-2499


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


     If to the Administrative Agent:

                          Eurohypo AG, New York Branch
                          1114 Avenue of the Americas
                          New York, New York  10036
                          Attention: Legal Director
                          Telecopier No.: (866) 267-7680

     With copies to:

                          Eurohypo AG, New York Branch
                          1114 Avenue of the Americas
                          New York, New York  10036
                          Attention:  Head of Portfolio Operations
                          Telecopier No.: (866) 267-7680

                          - and -

                          Sidley Austin LLP
                          One South Dearborn Street
                          Chicago, Illinois 60603
                          Attention:  Dennis M. Coghlan, Esq.
                          Telecopier No.: (312) 853-7036

     5.04. Expenses. If any suit or other proceeding is instituted by the Administrative Agent (on behalf of the Lenders) to enforce this Guarantee (or any portion hereof), the Guarantor shall pay, upon demand, all of the costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the Administrative Agent and/or the Lenders, in each case to the extent provided in Section 12.5 of the Loan Agreement; provided, however, that such costs and expenses shall not be in duplication of any costs and expenses paid by the Borrower. The obligations of Guarantor under this
Section 5.04 shall survive the expiration, release or termination of this Guarantee.

     5.05. Amendments, Etc. The terms of this Guarantee may be waived, modified and amended only by an instrument in writing duly executed by Guarantor and the Administrative Agent (with any required consent of the Lenders pursuant to the Loan Agreement). Any such waiver, modification or amendment shall be binding upon the Administrative Agent, each Lender, each holder of any of the Notes and Guarantor.

     5.06. Successors and Assigns. This Guarantee shall be binding upon and inure to the benefit of the respective successors and assigns of the Guarantor, the Administrative Agent, the Lenders and any holder of any of the Notes (provided, however, that Guarantor shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative


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

Agent and the Lenders). Without notice to or the consent of the Guarantor, the Administrative Agent and any Lender may disclose any and all information in its possession concerning the Guarantor, this Guarantee and any security for this Guarantee to any actual or prospective purchaser of any securities issued or to be issued by the Administrative Agent and to any actual or prospective purchaser, assignee or pledgee of any participation or other interest in the Loans, the Guaranteed Obligations and this Guarantee; provided that, prior to Administrative Agent or any Lender furnishing to any such party any material non-public information concerning the Guarantor, this Guarantee or any security for this Guarantee, such party shall have executed a confidentiality agreement substantially in the form of that attached to the Loan Agreement as Exhibit K.

     5.07. Administrative Agents. The Administrative Agent may employ contractors, subcontractors and other agents in connection herewith and the Administrative Agent shall not be responsible for the negligence or misconduct of any such agents selected by it in good faith.

     5.08. Event of Default. Any one or more of the following events shall constitute an "Event of Default" under this Guarantee:

     (a) Guarantor shall fail to pay all monetary obligations due to the Administrative Agent or the Lenders hereunder or under any other Guaranty Document when due and such default shall continue for a period of five (5) Business Days after the Administrative Agent shall have delivered notice of such default to Guarantor; or

     (b) Guarantor shall default in the performance of any of its obligations under any of Section 3.05 (with respect to the covenants incorporated from Article 9 of the Loan Agreement), 3.06, 3.07 3.10, or 3.11; or

     (c) One or more (i) final, non-appealable judgments for the payment of money (exclusive of judgment amounts covered by insurance where the insurer has admitted liability in respect of such judgment) aggregating in excess of $500,000 shall be rendered against Guarantor unless Guarantor has bonded over the same to the reasonable satisfaction of the Administrative Agent within thirty (30) days of such judgment or (ii) final, non-appealable non-monetary judgments, orders or decrees shall be entered against Guarantor which does or would reasonably be expected to have a Material Adverse Effect, and, in either case, the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Guarantor to enforce any such judgment; or

     (d) The occurrence, with respect to Guarantor of any "Event of Default" as defined in the Loan Agreement which by its express terms applies to Guarantor either by reference to a "Guarantor" or to a "Borrower Party"; or

     (e) Any default under any of the other terms, covenants or conditions of this Guarantee or any other Guaranty Document not set forth above in this
Section 5.08 and such default shall continue for thirty (30) days after notice from the Administrative Agent to Guarantor; provided, however, that if (i) such default is susceptible of cure but the Administrative Agent reasonably determines that such non-monetary default cannot be reasonably cured within such thirty (30) day period and (ii) the Administrative Agent determines, in its sole discretion, that such default does not create a material risk of sale or forfeiture of, or substantial impairment in value to, any material portion of the Project, then, so long as Guarantor shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Guarantor in the exercise of due diligence to cure such default (provided, however, in no event shall the Administrative Agent be required to extend the Maturity Date for the Loans).

     5.09. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guarantee.

     5.10. Counterparts. This Guarantee may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and the parties hereto may execute this Guarantee by signing any such counterpart.

     5.11. Severability. If any provision of this Guarantee shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason as to any Person or circumstance, such provision or provisions shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Guarantee.

     5.12. WAIVER OF JURY TRIAL; COUNTERCLAIM. EACH OF THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE. GUARANTOR FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY LEGAL PROCEEDING BROUGHT BY OR ON BEHALF OF THE ADMINISTRATIVE AGENT OR THE LENDERS WITH RESPECT TO THIS GUARANTEE OR OTHERWISE IN RESPECT OF THE LOANS, ANY AND EVERY RIGHT GUARANTOR MAY HAVE TO (A) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM, AND (B) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT GUARANTOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST THE ADMINISTRATIVE AGENT OR THE LENDERS WITH RESPECT TO ANY ASSERTED CLAIM.

                            [signature page follows]



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

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered as of the day and year first above written.


                          GLIMCHER PROPERTIES LIMITED PARTNERSHIP
                          a Delaware limited partnership

                              By:  Glimcher Properties Corporation,
                                   a Delaware corporation, its General Partner

                                   By: /s/ Mark E. Yale
                                      -----------------------------------------
                                           Mark E. Yale
                                           Executive Vice President
                                           Chief Financial Officer